LCC Contact:
Nancy Feeney
Director of Marketing Communications
and External Relations
Nancy_feeney@lcc.com
+1.703.873.2077

LCC International Receives Anticipated Notice from NASDAQ due to Delay in Filing Form 10-Q

MCLEAN, VA — May 16, 2007 — LCC International, Inc. (NASDAQ: LCCI) today announced that, as expected, and in accordance with Nasdaq rules regarding the delay in filing a Form 10-Q, it has received the Nasdaq Staff Determination notice that states the Company is not in compliance with Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed with Nasdaq its Quarterly Report on Form 10-Q for the period ended March 31, 2007 (the “Form 10-Q”).

LCC previously disclosed that it would not be able to file its Form 10-Q by the prescribed due date because the Company is in the process of selecting and retaining a new audit firm. The date for filing the Form 10-Q is based on the selection of the new audit firm and its immediate review of the Company’s first quarter results.

LCC has been granted a hearing on May 17th before the Nasdaq Listing Qualification Panel (the “Panel”) to address both the delay in filing of the Form 10-Q and the Company’s failure to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (the “Form 10-K”). The Company’s common stock will remain listed on The Nasdaq Global Market pending the outcome of the Panel’s decision. The Company will seek an extension under the listing requirements for a period of time to complete its filings, but cannot provide any assurances that the Panel will grant its request for continued listing on The Nasdaq Global Market.

As previously announced, LCC has yet to file its Form 10-K with the SEC because the audit of the financial statements to be included in the Form 10-K is not complete and because the required testing and review procedures with respect to the Company’s internal controls in accordance with Section 404 of the Sarbanes Oxley Act of 2002 is not complete. Following the completion of the audit of the financial statements to be included in the Form 10-K, KPMG LLP will cease to serve as LCC’s independent auditor.

About LCC International, Inc.
LCC International is the recognized leader in providing wireless voice and data turn-key services to the telecommunications industry. The Company’s service offering includes network services, business consulting, tools-based solutions; and training through its world-renowned Wireless Institute. The Company has worked with all major access technologies (including UMTS, EV-DO, HSDPA and WiMAX) and has participated in the success of some of the most sophisticated wireless systems in the world. LCC is unique in its ability to provide comprehensive turnkey services to wireless operators around the world. The Company brings local knowledge and global capabilities to its customers, offering innovative solutions, insight into cutting-edge developments and delivering solutions that increase business efficiencies. News and additional information are available at www.lcc.com

Cautionary Note regarding forward-looking statements under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding LCC’s expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. These statements include those relating to the Company’s planned appeal of the Staff’s determination to the Nasdaq Listing Qualifications Panel and the possible delisting of LCC’s common stock from The Nasdaq Global Market. All forward-looking statements included in this release are based upon information available to LCC as of the date of this release, which may change, and LCC assumes no obligation to update any such forward-looking statement. These statements are not guarantees. Factors that could cause or contribute to differences from such expectations include, but are not limited to risks associated with international operations, challenges and costs arising from integration of new operations and other factors that may affect our business are discussed in LCC’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

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